                                                                     EXHIBIT 4.6





                                  $100,000,000

                             SIMONDS INDUSTRIES INC.

                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2008

                               PURCHASE AGREEMENT



                                                                   June 30, 1998



SALOMON BROTHERS INC
FIRST UNION CAPITAL MARKETS,
  a division of Wheat First Securities, Inc.
SCHRODER & CO. INC.
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

          SIMONDS INDUSTRIES INC., a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to Salomon Brothers Inc, First Union Capital Markets, a division of Wheat First Securities, Inc., and Schroder & Co. Inc. (the "Initial Purchasers") $100,000,000 aggregate principal amount of its 10 1/4% Senior Subordinated Notes due 2008 (the "Notes"). The Notes will be guaranteed (each, a "Guarantee") on a senior subordinated basis by each of Armstrong Manufacturing Company, an Oregon corporation, Simonds Holding Company, Inc., a Delaware corporation, and Simonds Industries FSC, Inc., a U.S. Virgin Islands corporation (each, a "Guarantor"). The Notes and the Guarantees are referred to herein as the "Securities." The Securities will be issued pursuant to an indenture, to be dated as of July 7, 1998 (the "Indenture"), among the Company, the Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee").

          The Company and the Guarantors wish to confirm as follows their agreement with the Initial Purchasers in connection with the purchase and resale of the Securities.

          1. PRELIMINARY OFFERING MEMORANDUM AND OFFERING MEMORANDUM. The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act and the rules and regulations promulgated thereunder. The Company has prepared a preliminary offering memorandum, dated June 15, 1998 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated June 30, 1998 (the "Offering Memorandum"), setting forth information regarding the Company and the Securities. Unless stated herein to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the date thereof and are not meant to include any supplement or amendment subsequent thereto. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers on the terms and subject to the conditions set forth herein.

          The Company understands that the Initial Purchasers propose to make offers and sales ("Exempt Resales") of the Securities purchased by the Initial Purchasers hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and (ii) outside the United States to persons other than U.S. persons in reliance upon and in compliance with Regulation S under the Act, as such regulation may be amended from time to time ("Regulation S"). The persons specified in clauses (i) and (ii) are referred to herein as the "Eligible Purchasers." As used herein, the terms "United States" and "U.S. persons" have the respective meanings given them in Regulation S.

          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, each of the Securities (and each security issued in exchange therefor or in substitution thereof) shall bear the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO PERSONS OTHER THAN U.S. PERSONS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE

     THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          It is also understood and acknowledged that holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") substantially in the form attached hereto as EXHIBIT A to be dated as of the Closing Date (as defined) by and among the Company, the Guarantors and the Initial Purchasers.

          2.    AGREEMENTS TO SELL, PURCHASE AND RESELL.

          (a) The Company hereby agrees, upon the basis of the representations, warranties and agreements of the Initial Purchasers herein contained and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser, severally and not jointly, agrees to purchase from the Company that principal amount of Notes set forth opposite the name of such Initial Purchaser on SCHEDULE I attached hereto at a purchase price of 97% of the principal amount thereof.

          (b) Each Initial Purchaser represents and warrants to the Company and the Guarantors that it is a Qualified Institutional Buyer with such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Securities, it has received all of the information it considers necessary or appropriate for deciding whether to make an investment in the Securities, and has advised the Company that it proposes to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum in Exempt Resales. Each Initial Purchaser hereby represents and warrants to, and agrees with, the Company and the Guarantors that it (i) will not solicit offers for, or offer to sell, the Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act (including, but not limited to, (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; PROVIDED, HOWEVER, that such limitation shall not preclude the Initial Purchasers from placing any tombstone announcement with respect to the resale by the Initial Purchasers of the Securities, PROVIDED that such announcement is not prohibited by (and is in compliance with) Regulation S), and (ii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities as part of its initial offering, only to (A) persons in the United States whom such Initial Purchaser reasonably believes to be Qualified Institutional Buyers purchasing for their own accounts, or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, in each case, in transactions under Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S. Each Initial Purchaser has advised the Company that it will offer the Securities to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of original issuance of the Securities.

          (c) Each Initial Purchaser represents and warrants that (i) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities in the United Kingdom by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures whether as principal or agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985), (ii) it has complied with and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by such Initial Purchaser in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in or from the United Kingdom to any persons any document received by such Initial Purchaser in connection with the issue of the Securities if the recipient is of a kind described in Article 9(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1988, as amended.

          (d) Each Initial Purchaser represents and warrants that with respect to Securities offered and sold or to be offered and sold pursuant to Regulation S it has offered and sold the Securities and agrees that it will offer and sell the Securities (i) as part of its initial distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S. Accordingly, each Initial Purchaser represents, warrants and agrees that with respect to Securities offered and sold or to be offered and sold pursuant to Regulation S none of it, its affiliates or any persons acting on its behalf or on behalf of its affiliates have engaged or will engage in any directed selling efforts in the United States with respect to the Securities, and it and its affiliates have complied and will comply with the offering restrictions requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of any sale of Securities pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases such Securities from it during the restricted period a confirmation or notice to substantially the following effect:

     The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their initial distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the respective meanings given to them in Regulation S under the Securities Act.

          Each Initial Purchaser understands that the Company and, for the purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 7(d) and 7(e) hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and agreements and each Initial Purchaser hereby consents to such reliance.

          3. DELIVERY OF THE SECURITIES AND PAYMENT THEREFOR. Delivery to the Initial Purchasers of and payment for the Securities shall be made at the office of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 9:00 a.m., New York City time, on July 7, 1998 (the "Closing Date"). The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

          The Securities will be delivered to the Initial Purchasers against payment of the purchase price therefor by federal funds certified check or wire transfer, in each case, of immediately available funds payable in accordance with written instructions from the Company. The Securities will be evidenced by one or more global securities (each, a "Global Security") and/or by additional certificated securities, and will be registered, in the case of a Global Security, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 1:00 p.m., New York City time, on the business day preceding the Closing Date. The Securities to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.

          4. AGREEMENTS OF THE COMPANY AND THE GUARANTORS. The Company and the Guarantors agree with the Initial Purchasers as follows:

          (a) Until the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, the Company will advise the Initial Purchasers promptly and, if requested, will confirm such advice in writing, of any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its Subsidiaries (as defined), taken as a whole, or of the happening of any event or the existence of any condition which requires any amendment or supplement to the Offering Memorandum (as then amended or supplemented) so that the Offering Memorandum (x) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (y) will comply with applicable law.

          (b) The Company will furnish to the Initial Purchasers, without charge, such number of copies of the Offering Memorandum, as they may then be amended or supplemented, as they may reasonably request.

          (c) The Company will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall object in writing after being so advised unless, in the opinion of counsel to the Company, such amendment or supplement is necessary to comply with applicable law.

          (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to the Initial Purchasers, without charge, in such reasonable quantities as the Initial Purchasers shall have requested or may hereafter request, copies of the Preliminary Offering Memorandum. The Company consents to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Company. The Company consents to the use of the Offering Memorandum (and of any amendment or supplement thereto prepared in accordance with Section 4(c)) in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

          (e) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur or condition shall exist that in the judgment of the Company or in the opinion of the Initial Purchasers based on advice of counsel requires any amendment or supplement to the Offering Memorandum (as then amended or supplemented) so that the Offering Memorandum (x) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (y) will comply with applicable law, the Company will, in each such case subject to Section 4(c), forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers that number of copies thereof as they shall reasonably request.

          (f) The Company will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) So long as any of the Securities are outstanding, the Company will furnish to the Initial Purchasers (i) as soon as reasonably practicable, a copy of each report of the Company filed with the Securities and Exchange Commission (the "Commission") and (ii) from time to time such other information concerning the Company as the Initial Purchasers may reasonably request.

          (h) The Company will apply the proceeds from the sale of the Securities to be sold by it hereunder in accordance with the description set forth under "Use of Proceeds" in the Offering Memorandum.

          (i) The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities. Except as permitted by the Act, the Company will not distribute any offering material in connection with the Exempt Resales. Except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (each as defined in the Registration Rights Agreement), the Company will not solicit any offers to buy and will not offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) or by means of any directed selling efforts (as defined under Regulation S and the Commission's releases related thereto).

          (j) The Company will assist the Initial Purchasers in causing the Securities to be eligible for trading on the PORTAL market.

          (k) From and after the Closing Date, so long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act or, if earlier, until two years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

          (l) The Company agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale by the Company to the Initial Purchasers or by the Initial Purchasers to the Eligible Purchasers of the Securities.

          (m) The Company and the Guarantors agree to comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

          (n) The Company agrees that not later than any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Company shall use its best efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "1939 Act") and will cause to be entered into any necessary supplemental indentures in connection therewith.

          (o) The Company shall not resell any Securities that have been acquired by it.

          (p) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as reasonably practicable after they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent consolidated financial statements of the Company appearing in the Offering Memorandum.

          5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS. The Company and the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers that:

          (a) No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for any such purpose has been commenced or is pending or, to the knowledge of the Company, is threatened.

          (b) The Preliminary Offering Memorandum and the Offering Memorandum, as of their respective dates, and the Offering Memorandum, as of the Closing Date, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers through Salomon Brothers Inc expressly for use therein.

          (c) As of the Closing Date, the Indenture will have been duly and validly authorized by the Company and the Guarantors and, upon its execution and delivery by the Company and the Guarantors, and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; the Indenture conforms in all material respects to the description thereof in the Offering Memorandum; and no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales.

          (d) As of the Closing Date, the Notes and the Guarantees will have been duly authorized by the Company and the Guarantors, respectively, and, when executed by the Company and the Guarantors, respectively, and (in the case of the Notes) authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; and the Securities conform in all material respects to the description thereof in the Offering Memorandum.

          (e) Each direct and indirect subsidiary of the Company is set forth on SCHEDULE II attached hereto (each, a "Subsidiary"). All the outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights.

          (f) Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties net worth or results of operations of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

          (g) There are no legal or governmental proceedings pending against the Company or any Subsidiary or, to the knowledge of the Company, threatened against any of them or to which the Company or any Subsidiary or to which any of the respective properties of the Company or any Subsidiary is subject which are not disclosed in the Offering Memorandum and which, if adversely decided, would cause a Material Adverse Effect or materially adversely affect the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the Securities or the Registration Rights Agreement (collectively, the "Transaction Documents"). There are no agreements, contracts, indentures, leases or other instruments of the Company or any Subsidiary that are material to the Company and the Subsidiaries, taken as a whole, which are not described in the Offering Memorandum. Except as disclosed in the Offering Memorandum, neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of its employees which would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, no such action or dispute is threatened.

          (h) None of the Company or any Subsidiary is (x) in violation of its certificate or articles of incorporation or bylaws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, except where any such violation or violations in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (y) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Offering Memorandum or where any such default or defaults in the aggregate would not reasonably be expected to have a Material Adverse Effect.

          (i) None of (x) the issuance, offer, sale or delivery of the Securities, (y) the execution, delivery or performance of the Transaction Documents by the Company or any Subsidiary to the extent a party thereto, or (z) the consummation by the Company or any Subsidiary of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with (each, a "Consent"), any court, regulatory body, administrative agency or other governmental body, agency or official (except such Consents as may have been obtained or may be required in connection with the registration under the Act of the Securities in accordance with the Registration Rights Agreement, the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated by the Transaction Documents) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any Subsidiary, except any such conflicts and breaches that in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Offering Memorandum or any such conflicts, breaches or defaults that in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iii) violates or will violate any statute, law, regulation or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their respective properties, except any such violations that in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or assets is subject, other than liens, charges and encumbrances disclosed in the Offering Memorandum or which could not in the aggregate be expected to have a Material Adverse Effect.

          (j) To the Company's knowledge, Arthur Andersen LLP, who have certified the financial statements of the Company, included as part of the Offering Memorandum, are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings.

          (k) The financial statements of the Company included in the Offering Memorandum, together with the related notes thereto, present fairly the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"). The PRO FORMA financial statements and other PRO FORMA financial information (including the notes thereto) included in the Offering Memorandum (A) present fairly on the basis stated the information shown therein, (B) have been prepared in accordance with applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Act and (C) have been properly computed on the basis described therein. The assumptions used in the preparation of the PRO FORMA financial statements and other PRO FORMA financial information included in the Offering Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (l) Each of the Company and the Guarantors has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by each of the Company and the Guarantors of its obligations under, this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company and the Guarantors and each of this Agreement and, as of the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by each of the Company and the Guarantors and will constitute the valid and legally binding agreement of each of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

          (m) Except as disclosed in the Offering Memorandum, subsequent to the date as of which such information is given in the Offering Memorandum, neither the Company nor any Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material or will be material to the Company and the Subsidiaries, taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt of the Company or any Subsidiary.

          (n) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Offering Memorandum or could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and all the property described in the Offering Memorandum as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, except as the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity.

          (o) Except as permitted by the Act, the Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and Offering Memorandum (and any amendment or supplement thereto in accordance with Section 4(c) hereof).

          (p) Each of the Company and the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum, except to the extent that the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed in all material respects all its obligations with respect to the Permits, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions of the Company and the Subsidiaries are executed in accordance with management's general or specific authorization; (ii) transactions of the Company and the Subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets of the Company and the Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and the Subsidiaries is compared with existing assets of the Company and the Subsidiaries at reasonable intervals and appropriate action is taken with respect to any differences.

          (r) Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any employee or agent of the Company or any Subsidiary has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which violation could reasonably be expected to have a Material Adverse Effect.

          (s) Except as disclosed in the Offering Memorandum, the Company and the Subsidiaries have filed all tax returns required to be filed (other than filings being contested in good faith), which returns are true and correct in all material respects, and neither of the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto (other than taxes being contested in good faith), except where the failure to file such returns and make such payments (whether or not being contested in good faith) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (t) No holder of any security of the Company (other than holders of the Securities) has any right to request or demand registration of any security of the Company because of the consummation of the transactions contemplated by the Transaction Documents.

          (u) Each of the Company and the Subsidiaries owns or possesses adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by it or necessary for the conduct of its business, and the Company has not received notice of any claim to the contrary (a "Claim") or any challenge (a "Challenge") by any other person to the rights of each of the Company and the Subsidiaries with respect to the foregoing, except for such Claims and Challenges which could not reasonably be expected to have a Material Adverse Effect.

          (v) The Company is not and, upon sale of the Securities to be issued and sold hereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (w) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

          (x) None of the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (PROVIDED that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offering of the Securities.

          (y) Assuming (i) the representations and warranties of the Initial Purchasers in Section 2 hereof are true and correct in all material respects, (ii) each Initial Purchaser complies with the covenants set forth in Section 2 hereof, (iii) compliance by each Initial Purchaser with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties deemed to be made in the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell Securities, and (v) purchasers to whom the Initial Purchasers initially resell Securities receive a copy of the Offering Memorandum prior to such sale, the purchase and sale of the Securities pursuant hereto (including the Initial Purchasers' proposed offering of the Securities on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) do not require registration under the Act.

          (z) The execution and delivery of this Agreement and the other Transaction Documents and the sale of the Securities to the Initial Purchasers by the Company and by the Initial Purchasers to Eligible Purchasers in accordance with the terms hereof will not result in any prohibited transaction within the meaning of Section 406 of ERISA or
     Section 4975 of the Internal Revenue Code. The representations made by the Company in the preceding sentence are made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Transfer Restrictions."

          (aa) Except as disclosed or contemplated by the Offering Memorandum, each of the Company and the Subsidiaries is in compliance with, and not subject to any liability under, any applicable federal, state, local and foreign statute, regulation, rule, codes, ordinances, directives and orders relating to pollution or to protection of public or employee health or safety or to the environment, including, without limitation, those that relate to any Hazardous Material (as defined herein ("Environmental Laws")), except, in each case, where noncompliance or liability, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means any pollutant, contaminant or waste, or any hazardous, dangerous, or toxic chemical, material, waste, substance or constituent subject to regulation under any Environmental Law.

          (bb) Immediately after the consummation of the purchase and sale of the Securities, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; the Company is not, nor will it be, after giving effect to the consummation of such transactions, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts

     (contingent or otherwise) as they mature or (iii) otherwise insolvent.

          6.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company and the Guarantors agree to jointly and severally indemnify and hold harmless each Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable costs of investigation) incurred by any such persons arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Initial Purchaser furnished in writing to the Company by an Initial Purchaser, through Salomon Brothers Inc, expressly for use in connection therewith; PROVIDED, HOWEVER, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of an Initial Purchaser on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Initial Purchaser to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum and such Initial Purchaser sold Securities to that person without sending or giving, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum (as then amended or supplemented). The foregoing indemnity agreement shall be in addition to any liability which the Company or a Guarantor may otherwise have.

          (b) If any action, suit or proceeding shall be brought against an Initial Purchaser or any person who controls an Initial Purchaser in respect of which indemnity may be sought against the Company and the Guarantors in accordance with this Section 6, such Initial Purchaser or any such person who controls such Initial Purchaser shall promptly notify in writing the Company, and the Company and the Guarantors shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Initial Purchaser or such person who controls such Initial Purchaser and payment of all fees and expenses relating to the assumption of the defense by the Company and the Guarantors. An Initial Purchaser or any person who controls an Initial Purchaser shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or any such person who controls an Initial Purchaser unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel on a timely basis or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Initial Purchaser or any such person who controls an Initial Purchaser and the Company or a Guarantor and such Initial Purchaser or any such person who controls an Initial Purchaser shall have been advised by its counsel that representation of such indemnified party and the Company or a Guarantor by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding (a "Conflicted Action") on behalf of such Initial Purchaser or any such person who controls an Initial Purchaser). It is understood, however, that the Company and the Guarantors shall, in connection with any such Conflicted Action, be liable for the reasonable fees and expenses of a single counsel (in addition to any local counsel) for the Initial Purchasers and each such person who controls an Initial Purchaser, which firm shall be designated in writing by Salomon Brothers Inc, and that all such reasonable fees and expenses shall be reimbursed as incurred as provided in paragraph (a) hereof. The Company and the Guarantors shall not be liable for any settlement of any such action, suit or proceeding effected without the written consent of the Company, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and the Guarantors agree to jointly and severally indemnify and hold harmless the Initial Purchasers, to the extent provided in paragraph (a), and any person who controls an Initial Purchaser from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, each Guarantor, their respective directors and officers and any person who controls the Company or a Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company and the Guarantors to the Initial Purchasers set forth in paragraph (a) hereof, but only with respect to information relating to such Initial Purchaser furnished in writing by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or a Guarantor, any of their respective directors or officers or any such controlling person based on the Preliminary Offering Memorandum or Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against an Initial Purchaser pursuant to this paragraph (c), such Initial Purchaser shall have the rights and duties given to the Company and the Guarantors by paragraph
(b) above (except that if the Company or a Guarantor shall have assumed the defense thereof, such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Initial Purchaser's expense), and the Company, each Guarantor, their respective directors and officers and any such controlling person shall have the rights and duties given to the Initial Purchasers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which an Initial Purchaser may otherwise have.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and an Initial Purchaser on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and an Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and an Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors on the one hand and an Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or a Guarantor on the one hand or by such Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price of the Securities purchased by it exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Initial Purchaser or any person who controls an Initial Purchaser, the Company, the Guarantors, their respective directors or officers or any person controlling the Company or a Guarantor, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor to an Initial Purchaser or any person who controls an Initial Purchaser, or to the Company, any of the Guarantors, their respective directors or officers or any person controlling the Company or a Guarantor, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

          (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligations of each Initial Purchaser to purchase and pay for the Securities to be purchased by it on the Closing Date hereunder are subject to the fulfillment, in such Initial Purchaser's sole discretion, of the following conditions:

          (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for those purposes shall have been commenced or shall be pending or, to the knowledge of the Company, threatened. No order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, threatened.

          (b) On the Closing Date, the Company shall have delivered to the Initial Purchasers a true, correct and complete copy of the credit agreement (the "Credit Agreement") dated as of July 7, 1998 by and among the Company, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and First Union National Bank, as agent; on and as of the Closing Date (after giving effect to the consummation of the transactions contemplated by this Agreement), there shall not exist any condition which would constitute a Default or an Event of Default (as defined in the Credit Agreement).

          (c) Subsequent to the date hereof, (i) except as disclosed or contemplated in the Offering Memorandum, there shall not have occurred any material adverse change in the condition (financial or other), business, prospects, properties, assets, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, which, in the opinion of the Initial Purchasers, would materially adversely affect the market for the Securities, or (ii) the Offering Memorandum shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Offering Memorandum to correct any such misstatement or omission could, in the sole judgment of the Initial Purchasers, materially adversely affect the marketability of the Securities.

          (d) The Initial Purchasers shall have received on the Closing Date an opinion from each of Edwards & Angell and Wellesley Law Associates, counsel for the Company, dated the Closing Date and addressed to the Initial Purchasers, substantially in the form of, respectively, EXHIBIT B-1 and EXHIBIT B-2 hereto.

          (e) The Initial Purchasers shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, counsel for the Initial Purchasers, dated the Closing Date, and addressed to the Initial Purchasers, with respect to such matters as the Initial Purchasers may request.

          (f) The Initial Purchasers shall have received "cold comfort" letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date, from Arthur Andersen LLP, substantially in the forms heretofore approved by the Initial Purchasers.

          (g) (i) There shall not have been any change in the capital stock of the Company or any Subsidiary nor any material increase in the short-term or long-term debt of the Company or any Subsidiary from that set forth or contemplated in the Offering Memorandum; (ii) except as disclosed or contemplated by the Offering Memorandum, the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole; (iii) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; and (iv) the Initial Purchasers shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of each of the Company and the Guarantors (or such other officers as are acceptable to the Initial Purchasers), to the effect set forth in this Section 7(g) and in Section 7(h) hereof.

          (h) The Company and the Guarantors shall not have failed at or prior to the Closing Date to have performed or complied with any of their respective agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

          (i) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that
     (i) it is downgrading its rating assigned to any class of securities of the Company (including the Securities), or (ii) it is reviewing its ratings assigned to any class of securities of the Company (including the Securities) with a view to possible downgrading, with negative implications or direction not determined.

          (j)  The Securities shall have been approved for trading on PORTAL.

          (k) The Company shall have taken all necessary acts to (i) repay all of the indebtedness for money borrowed of the Company and the Subsidiaries indicated as being repaid in the Offering Memorandum under the caption "Selected Pro Forma Financial Data" immediately prior to the issuance of the Securities and (ii) terminate the related credit agreements.

          (l) The Company shall have received a solvency opinion from Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc., which solvency opinion shall be in form and substance reasonably satisfactory to the Initial Purchasers.

          (m) The Company and the Guarantors shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and customary closing documents as the Initial Purchasers shall have reasonably requested.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers.

          Any certificate or document signed by any officer of the Company or a Guarantor and delivered to the Initial Purchasers, or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by the Company or such

Guarantor to the Initial Purchasers as to the statements made therein.

          8.   EXPENSES.

          (a) Whether or not the purchase and sale of the Securities hereunder is consummated or this Agreement is terminated pursuant to Section 9 hereof, the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the printing or reproduction of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them, this Agreement, the Registration Rights Agreement and the Indenture; (ii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum and all amendments or supplements thereto as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of the preliminary and supplemental Blue Sky Memoranda and all other agreements and documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the application for quotation of the Securities on PORTAL; (vi) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers not in excess of $5,000 (relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); and (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

          (b) If the purchase and sale of the Securities hereunder is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated because of any failure, refusal or inability on the part of the Company and the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by any Initial Purchaser in payment for the Securities on the Closing Date, the Company shall reimburse the Initial Purchasers promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities and the other transactions contemplated hereby; PROVIDED that any defaulting Initial Purchaser shall reimburse the Company upon demand for all reasonable out-of-pocket expenses (including reasonable fees and expenses for law and accounting services and printing costs) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities and the transactions contemplated hereby.

          9.   TERMINATION OF AGREEMENT.   (a)  This Agreement shall be subject
to termination in the absolute discretion of the Initial Purchasers, without liability on the part of the Initial Purchasers to the Company and the Guarantors, by notice to the Company, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited,
(ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York state authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States or the market for the Securities is such as to make it, in the sole judgment of the Initial Purchasers, impracticable or inadvisable to commence or continue the offering of the Securities on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Securities by the Initial Purchasers. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          (b) If any Initial Purchaser shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Initial Purchaser or Initial Purchasers, as the case may be, shall be obligated to take up and pay for the Securities which the defaulting Initial Purchaser agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in
Schedule I hereto, the remaining Initial Purchaser shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchaser does not purchase all the Securities, this Agreement will terminate without liability to the non-defaulting Initial Purchaser or the Company and the Guarantors. In the event of a default by any Initial Purchaser as set forth in this Section 9(b), the Closing Date shall be postponed for such period, not exceeding seven days, as the non-defaulting Initial Purchaser shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and the Guarantors or the non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. INFORMATION FURNISHED BY THE INITIAL PURCHASERS. The statements set forth in the stabilization legend on the inside front cover, the last paragraph on the cover page and in the third paragraph under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by the Initial Purchasers as such information is referred to in Sections 5(b) and 6 hereof.

          11. MISCELLANEOUS. Except as otherwise provided herein, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company and the Guarantors, at Simonds Industries Inc., 135 Intervale Road, Fitchburg, MA 01420, Attention: Chief Financial Officer, or
(ii) if to the Initial Purchasers, to Salomon Brothers Inc, Seven World Trade Center, New York, NY 10048, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the Initial Purchasers, the Company and the Guarantors, and their respective directors, officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the terms "successors and assigns" as used in this Agreement shall include a purchaser from an Initial Purchaser of any of the Securities in its status as such purchaser.

          12. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Initial Purchasers.



                                                Very truly yours,


                                                THE COMPANY:


                                                SIMONDS INDUSTRIES INC.


                                                By: ____________________________
                                                    Name:
                                                    Title:



                                                THE GUARANTORS:

                                                ARMSTRONG MANUFACTURING COMPANY


                                                By: ____________________________
                                                    Name:
                                                    Title:



                                                SIMONDS INDUSTRIES FSC, INC.


                                                By: ____________________________
                                                    Name:
                                                    Title:



                                                SIMONDS HOLDING COMPANY, INC.


                                                By: ____________________________
                                                    Name:
                                                    Title:

Confirmed as of the date first above mentioned.

SALOMON BROTHERS INC
FIRST UNION CAPITAL MARKETS,
  a division of Wheat First
  Securities, Inc.

SCHRODER & CO. INC.

By: SALOMON BROTHERS INC

By: _____________________________
    Name:
    Title:

                                                                      SCHEDULE I








                                                              Principal Amount
                                                                  of Notes
Initial Purchasers                                             to be Purchased
------------------                                             ---------------

Salomon Brothers Inc......................................      $ 50,000,000
First Union Capital Markets...............................        30,000,000
Schroder & Co. Inc........................................        20,000,000
                                                                ------------
                                                                $100,000,000
                                                                ============

                                                                     SCHEDULE II


                                  SUBSIDIARIES



                                           OWNED BY AND                           JURISDICTION OF
NAME                                     PERCENTAGE OWNED                          INCORPORATION
----                                     ----------------                          -------------

Simonds Holding Company, Inc.      Simonds Industries Inc.........100.00%        Delaware

Simonds Industries FSC, Inc.       Simonds Industries Inc.........100.00%        US Virgin Islands

Simonds Industries Limited         Simonds Holding Company, Inc...100.00%        United Kingdom

Simonds Industries Inc.            Simonds Holding Company, Inc...100.00%        Ontario, Canada

Kowin-Simonds, Inc.                Kowin Development Corporation...25.00%        Delaware
                                   Croft Investments Ltd...........25.00%
                                   Simonds Industries Inc..........50.00%

Wespa Metallsagen-fabrik           Simonds Holding Company, Inc....71.43%        Germany
  Simonds Industries GmbH          Simonds Canada Inc..............28.57%

Strongbridge Limited               Simonds Industries Inc.........100.00%        Ontario, Canada

Armstrong Manufacturing Company    Simonds Holding Company, Inc...100.00%        Oregon


Notting UK Limited                 Simonds Industries Inc.........100.00%        United Kingdom

Notting Canada, Inc.               Simonds Industries Inc.........100.00%        Ontario, Canada

Notting America, Inc.              Notting Canada, Inc............100.00%        New York

Servitroquel S.A.                  Simonds Industries Inc..........99.99%        Spain
                                   Notting Canada, Inc..............0.01%

Notting de Mexico S.A.             Notting Canada, Inc.............26.00%        Mexico
 (this subsidiary is inactive,
 without employees, assets,
  liabilities or operations)

ComputerCarton Limited             Simonds Industries Inc.........100.00%        United Kingdom

                                                                EXHIBIT B-1 TO
                                                              PURCHASE AGREEMENT





                                 FORM OF OPINION





                        [LETTERHEAD OF EDWARDS & ANGELL]




          1. No qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities as contemplated by the Purchase Agreement.

          2.  Assuming (i) the representations and warranties of the Company in
Section 5 of the Purchase Agreement are true and correct, (ii) the representations and warranties of the Initial Purchasers in Section 2 of the Purchase Agreement are true and correct, (iii) the Company complies with the covenants set forth in Section 4 of the Purchase Agreement, (iv) the Initial Purchasers comply with the covenants set forth in Section 2 of the Purchase Agreement, (v) the Initial Purchasers comply with the offering and transfer procedures and restrictions described in the Offering Memorandum, (vi) the representations and warranties deemed to be made in the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell Securities are true and correct, and (vii) purchasers to whom the Initial Purchasers initially resell Securities receive a copy of the Offering Memorandum prior to such sale, the purchase and sale of the Securities pursuant to the Purchase Agreement (including the Initial Purchasers' offering and sale of the Securities on the terms and in the manner set forth in the Offering Memorandum and Section 2 of the Purchase Agreement) do not require registration under the Act.

          3. The Indenture, the Securities, the Registration Rights Agreement and the Guarantees conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

          4. The Company is not, nor immediately after the sale of the Securities to be sold under the Purchase Agreement and the application of the proceeds from such sale (as described in the Offering Memorandum under the caption "Use of Proceeds") will it be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          5. Neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve system.

          We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers at which conferences the contents of the Offering Memorandum and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except to the extent specified in paragraph 3), and that our judgment as to materiality is, to the extent we deem proper, based in part upon the views of appropriate officers and other representatives of the Company, nothing has come to our attention that leads us to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Offering Memorandum).

                                                                EXHIBIT B-2 TO
                                                              PURCHASE AGREEMENT



                                 FORM OF OPINION





                    [LETTERHEAD OF WELLESLEY LAW ASSOCIATES]




          1. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture; the execution and delivery of, and the performance by the Company of its obligations under the Indenture have been duly and validly authorized by the Company; and the Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity.

          2. Each of the Guarantors has the requisite corporate or partnership power and authority to execute, deliver and perform its obligations under the Indenture; the execution and delivery of, and the performance by each of the Guarantors of its obligations under, the Indenture have been duly and validly authorized by each Guarantor; and the Indenture has been duly executed and delivered by each Guarantor and, assuming due authorization, execution and delivery by the Trustee, the Indenture constitutes the valid and binding agreement of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity.

          3. The Notes have been duly authorized by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity.

          4. The Guarantees have been duly authorized by each Guarantor and, when delivered to the Initial Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will have been validly delivered, and each Guarantee will constitute a valid and binding obligation of each Guarantor entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity.

          5. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights. All of the outstanding interests in the Guarantors have been validly issued, are fully paid and nonassessable.

          6. Each of the Company and the Guarantors is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify could not reasonably be expected to have a Material Adverse Effect.

          7. To our knowledge, (i) none of the Company or the Subsidiaries is in violation of its certificates or articles of incorporation or by-laws or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation known to us to be applicable to it or of any decree of any court or governmental agency or body known to us as having jurisdiction over the Company or any Subsidiary, except where any such violation or violations in the aggregate could not reasonably be expected to have a Material Adverse Effect and (ii) none of the Company or any Subsidiary is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument known to us to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Offering Memorandum or where any such default or defaults in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          8. To our knowledge none of (x) the issuance, offer, sale or delivery of the Securities, (y) the execution, delivery or performance of the Transaction Documents by the Company or any Subsidiary, to the extent a party thereto, or
(z) the consummation by the Company or any Subsidiary of any of the transactions contemplated by the Transaction Documents, (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may have been obtained or may be required in connection with the registration under the Act of the Securities in accordance with the Registration Rights Agreement, the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions), (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any Subsidiary, except any such conflicts, breaches and defaults that in the aggregate could not reasonably be expected to have a Material Adverse Effect,
(iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument known to us to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Offering Memorandum or any such conflicts, breaches and defaults that in the aggregate could not reasonably be expected to have a Material Adverse Effect,
(iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree known to us to be applicable to the Company or any Subsidiary or any of their respective properties, except any such violations that in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or assets is subject, other than as disclosed in the Offering Memorandum.

          9. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by the Company of its obligations under, the Purchase Agreement and the Registration Rights Agreement have been duly and validly authorized by the Company, and each of the Purchase Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company. The Registration Rights Agreement constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy.

          10. Each Guarantor has the requisite power and authority to execute, deliver and perform its obligations under the Purchase Agreement and the Registration Rights Agreement; the execution and delivery of, and the performance by each Guarantor of its obligations under, the Purchase Agreement and the Registration Rights Agreement has been duly executed and delivered by each Guarantor. The Registration Rights Agreement constitutes the valid and legally binding agreement of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy.

          11. To our knowledge, there are no legal governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum.

          We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers at which conferences the contents of the Offering Memorandum and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, and that our judgment as to materiality is, to the extent we deem proper, based in part upon the views of appropriate officers and other representatives of the Company, nothing has come to our attention that leads us to believe that the Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Offering Memorandum).